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                        [LETTERHEAD OF DELOITTE & TOUCHE LLP]


August 8, 1996

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K of Everest Reinsurance Holdings, Inc. dated August 8, 1996.

Yours truly,


/s/ Deloitte & Touche






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